Bellicum Pharmaceuticals Reports First Quarter 2015 Financial Results
HOUSTON, TX – May 11, 2015 – Bellicum Pharmaceuticals, Inc. (Nasdaq: BLCM), a clinical stage biopharmaceutical company focused on discovering and developing novel cellular immunotherapies, today reported financial results for the first quarter of 2015, and provided an update on the Company's recent developments.

“In the first quarter, we made good progress recruiting our BPX-501 clinical trials and advancing multiple other controlled immunotherapy programs toward the clinic,” said Tom Farrell, President and CEO of Bellicum Pharmaceuticals. “We continue to prepare for the launch of a clinical trial later this year with BPX-701, our first proprietary TCR product candidate to treat PRAME-expressing solid tumors. We recently secured global intellectual property rights in an agreement with Leiden University Medical Center to TCRs against PRAME and an additional target. In addition, we have been very active in our research and discovery efforts focused on developing proprietary, next-generation cell therapies. We also look forward to presenting findings from preclinical studies of our CIDeCAR™ technology at the American Society of Clinical Oncology Annual Meeting later this month.”
Program and Corporate Updates:

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BPX-501: The Company continued to enroll its Phase 1/2 clinical trials with BPX-501 in the hematopoietic stem cell transplant (HSCT) setting. BP-004, an open label dose escalation study in pediatric patients with orphan inherited blood disorders and blood cancers, is evaluating whether genetically engineered BPX-501 T cells from haploidentical donors, administered following a T-depleted HSCT, are safe and can enhance immune reconstitution. BPX-501, which contains the CaspaCIDe® safety switch, allows for the elimination of T cells in vivo should they cause Graft-versus-host disease, and is designed to promote immune reconstitution and anti-viral activity more rapidly than conventional stem cell transplants.

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BPX-701 / Leiden University Medical Center License Agreement: Bellicum continued to advance development of its next-generation, proprietary T cell receptor (TCR) therapy to treat solid tumors expressing the preferentially-expressed antigen in melanoma, or PRAME. The Company recently entered into a license agreement with Leiden University Medical Center, Netherlands, to develop, manufacture and commercialize high-affinity TCR product candidates against PRAME and an additional target.

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BPX-201: Enrollment continues in the last cohort of a Phase 1 clinical trial with a dendritic cell vaccine using Bellicum’s DeCIDe® activation switch technology to treat metastatic castrate-resistant prostate cancer. The Company is currently preparing for further development of BPX-201 in combination with a checkpoint inhibitor.

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Preclinical CAR-T Programs: Bellicum is leveraging the capabilities it has gained in the development and manufacture of BPX-501 to develop its next-generation controllable CAR-T therapies. BPX-401 incorporates the CaspaCIDe safety switch for the treatment of blood cancers overexpressing CD19, including acute lymphocytic leukemia, chronic lymphocytic leukemia, and certain non-Hodgkin’s lymphomas. BPX-601, a CAR-T therapy with the Company’s GoCAR-T™ activation switch, is designed to treat solid tumors overexpressing PSCA, including some prostate, pancreatic, ovarian, bladder, esophageal and gastric cancers. The Company is also evaluating additional antigen targets, novel molecular switches, and approaches to off-the-shelf delivery of cellular immunotherapies.

First Quarter 2015 Financial Results:

Bellicum reported a net loss of $7.8 million for the first quarter of 2015, compared to a net loss of $2.8 million for the first quarter of 2014. The results included non-cash, stock-based compensation charges of $1.5 million and $76,000 for the first quarter of 2015 and 2014, respectively. As of March 31, 2015, cash and cash equivalents totaled $183.6 million.

Grant revenues were $0.1 million and $0.6 million for the three months ended March 31, 2015 and 2014, respectively. The decrease in grant revenues was primarily due to the June 2014 expiration of our grant award from the Cancer Prevention and Research Institute of Texas.
Research and development expenses were $5.7 million and $2.4 million for the three months ended March 31, 2015 and 2014, respectively. The $3.3 million increase in research and development expenses in the first quarter was primarily due to an increase in manufacturing and clinical expenses as a result of increased patient enrollment in our clinical trials, and an increase in research and development personnel costs of $0.9 million.
General and administrative expenses were $2.2 million and $0.4 million for the three months ended March 31, 2015 and 2014, respectively. The increase of $1.8 million in general and administrative expenses in the first quarter was due to our overall growth and public company related costs, including an increase in personnel, legal and accounting expenses, insurance, costs related to facilities and travel expenses.
About Bellicum Pharmaceuticals

Bellicum is a clinical stage biopharmaceutical company focused on discovering and developing novel cellular immunotherapies for various forms of cancer, including hematological cancers and solid tumors, as well as orphan inherited blood disorders. The Company is using its proprietary Chemical Induction of Dimerization, or CID, technology platform to engineer and control components of the immune system in real time. The Company is developing next-generation product candidates in some of the most important areas of cellular immunotherapy, including hematopoietic stem cell transplantation, or HSCT, CAR T cell therapy, and dendritic cell vaccines. More information can be found at www.bellicum.com.

*CaspaCIDe® and DeCIDe® are trademarks registered with the U.S. Patent and Trademark Office. CIDeCAR™ and GoCAR-T™ are trademarks of Bellicum Pharmaceuticals.

Forward-Looking Statement
This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Bellicum may, in some cases, use terms such as "predicts," "believes," "potential," "proposed," "continue," “designed,” "estimates," "anticipates," "expects," "plans," "intends," "may," "could," "might," "will," "should" or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the timing of our clinical trials, including the rate and progress of enrollment in such trials, our research and development activities and expenses relating to BPX-501, BPX-401, BPX-601, BPX-701 and BPX-201 and the potential applications and effectiveness of our product candidates, including as compared to other treatment options. Various factors may cause differences between Bellicum’s expectations and actual results as discussed in greater detail in Bellicum’s filings with the Securities and Exchange Commission, including without limitation our annual report on Form 10-K for the year ended December 31, 2014. Any forward-looking statements that Bellicum makes in this press release speak only as of the date of this press release. Bellicum assumes no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.
CONTACTS
Investors:
Alan Musso, CFO
Bellicum Pharmaceuticals
832-384-1116
amusso@bellicum.com
or
Media:
Brad Miles
BMC Communications
646-513-3125
bmiles@bmccommunications.com

BELLICUM PHARMACEUTICALS, INC.
Unaudited Condensed Balance Sheets
(in thousands)

	March 31,	December 31,
	2015	2014
Cash and cash equivalents	$183,638	$191,602
Receivables and other current assets	1,373	1,620
Property and equipment, net	3,164	2,427
Other assets, net	97	145
Total assets	$188,272	$195,794

Current Liabilities:
Accounts payable and other accrued liabilities	$2,194	$3,371
Other current liabilities	454	265

Long-term Liabilities:
Other liabilities, net of current portion	263	522

Total Stockholder's equity	185,361	191,636
Total liabilities and stockholder's equity	$188,272	$195,794

BELLICUM PHARMACEUTICALS, INC.
Unaudited Condensed Statements of Operations
(in thousands, except share and per share amounts)

	Three Months Ended
	March 31,
	2015	2014

Grant Revenues	$107	$552

Operating Expenses:
Research and development	5,718	2,389
General and administrative	2,197	440
Total operating expenses	7,915	2,829
Operating loss	(7,808)	(2,277)

Interest expense, net	50	(13)
Net Loss	$(7,758)	$(2,290)
Preferred stock dividends	—	(540)
Net loss attributable to common shareholders	$(7,758)	$(2,830)
Net loss per share attributable to common
shareholders, basic and diluted	$(0.30)	$(1.52)
Weighted average common shares outstanding, basic and diluted	26,259,392	1,863,350

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